INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in the previously filed Registration Statements No. 333-20905 and No. 333-20907 of AmerUs Life Holdings, Inc. on Form S-8 of our report dated February 28, 1997, appearing in Item
7 of this Form 8-K/A-1 of AmerUs Life Holdings, Inc.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
March 2, 1998